Exhibit 99.1

Horsehead Receives Option Exercise Notice from Shell

PITTSBURGH--(BUSINESS WIRE)--November 7, 2014--Horsehead Holding Corp. (NASDAQ:ZINC) today announced that Shell Chemical LP has exercised its option under the Amended and Restated Option and Purchase Agreement between Shell Chemical LP and Horsehead Corporation to purchase the site of Horsehead Corporation’s facility located in Monaca, PA. No closing date has been established.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq:ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 700 people and has seven facilities throughout the U.S. and Canada. Visit www.horsehead.net for more information.

CONTACT:
Horsehead Holding Corp.
Ali Alavi, Vice President, 724-773-2212